UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

LEXON TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24721	87-0502701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14830 Desman Road La Mirada, CA 90638
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 522-0260

____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

EXPLANATORY NOTE

On the advice of our CPA’s and our legal counsel, we have made the revision to our 8-K that was first submitted on December 31, 2010.

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

See Item 2.01

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

Sale of Paragon Toner Inc.

On May 11, 2011, the following clarification was made to that Agreement dated December 31, 2010. Whereas all of the assets and all of the liabilities of the Paragon Toner Division of Lexon Technologies Inc will be exchanged for existing Lexon Technologies Inc. shares specifically 166,300,000 shares held by James Park and 66,700,000 shares held by Young Won for a total of 200,000,000 shares of Lexon Technologies.

The internet properties namely 7inkjet.com, nanoninket.com and Yourcartridges.com will remain with Lexon Technologies Inc, and will become the main operation of the company.

It is further noted, that the total liabilities of Lexon Technologies post disposition of all assets and liabilities of Paragon Toner Inc, will be $402,752 which are the liabilities of Lexon Technologies Inc.

Exhibits

99.1	Amended Purchase Agreement

99.2	Shareholder Resolution

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXON TECHNOLOGIES INC.

Date: May 12, 2011	By:	/s/ James Park
James Park
CEO